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EXHIBIT 10.2
                        TRUST AGREEMENT



This Trust Agreement will verify that the following mineral claims are held in Trust by Richard Achron of Richmond, B.C., for Oban Mining, Inc. (a Nevada Corporation):

NAME OF CLAIM            TENURE NUMBER       PERCENTAGE OF TITLE

ALTA 1                   380927              100%
ALTA 2                   380928              100%

The above mineral claims are in the Slocan Mining Division of British Columbia.

Attached to the Trust Agreement as Schedule "A" is an executed
Bill of Sale Absolute for the mineral claims.

Signed, Sealed and Delivered this ____________ day of November,
2000.




/s/ Richard Achron
Richard A. Achron


Signed, Sealed and Delivered by Richard Achron in the presence of:


/s/ Suzanne Wood
Witness Name

210 580 Hornby St.
Vancouver, B.C. V6C 3B6
Address

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